As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HACKETT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0750100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Address of principal executive offices)

The Hackett Group, Inc. 1998 Stock Option and Incentive Plan

(Amended and Restated as of February 12, 2020)

(Full title of the plan)

Frank A. Zomerfeld, Esq.

General Counsel and Secretary

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

Hogan Lovells US L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, $0.001 par value per share	1,200,000	$13.75	$16,500,000	$2,141.70

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), as amended, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable under the plans referenced above by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated pursuant to Rule 457 (c) and (h) under the Securities Act solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the common stock on June 12, 2020, as reported on The NASDAQ National Market.

PART I

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is being filed by The Hackett Group Inc. (the “Company,” “we,” “us” or “our”) to register an additional 1,200,000 shares of our common stock for issuance pursuant to our amended and restated 1998 Stock Option and Incentive Plan, as amended (the “Plan”). The Plan was amended and restated on February 12, 2020 to increase the number of shares authorized for issuance by 1,200,000 shares.

Earlier registration statements on Form S-8 related to the Plan were filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 6, 2018 (Registration No. 333-227215), July 3, 2001 (Registration No. 333-64542), June 16, 2000 (Registration No. 333-39460), November 9, 1999 (Registration No. 333-90635) and December 30, 1998 (Registration No. 333-69951).

In accordance with General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference into this Registration Statement the following documents filed with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2019, filed on March 5, 2020;

(2)

The portions of our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders, filed on March 19, 2020, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 27, 2019;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended March 27, 2020, filed on May 6, 2020;

(4)	Our Current Reports on Form 8-K, filed on April 3, 2020 and May 5, 2020; and

(5)

the description of our common stock contained in our Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters in connection with the common stock offered hereby will be passed upon for the Company by Frank A. Zomerfeld, Esq., General Counsel and Secretary. Mr. Zomerfeld beneficially owns, or has rights to acquire under employee benefit plans, less than one percent of the Registrant’s outstanding shares of common stock.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	The Hackett Group, Inc. 1998 Stock Option and Incentive Plan (Amended and Restated as of February 12, 2020).

5.1	Opinion of Frank A. Zomerfeld, Esq. regarding the legality of the shares being registered.

23.1	Consent of Frank A. Zomerfeld, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (RSM US LLP).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 19th day of June, 2020.

THE HACKETT GROUP, INC.

By:	/s/ Ted A. Fernandez
Name:	Ted A. Fernandez
Title:	Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ted A. Fernandez and Robert A. Ramirez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Ted A. Fernandez	Chief Executive Officer and Chairman (Principal	June 19, 2020
Ted A. Fernandez	Executive Officer)

/s/ Robert A. Ramirez	Executive Vice President, Finance and Chief	June 19, 2020
Robert A. Ramirez	Financial Officer (Principal Financial Officer
and Principal Accounting Officer)

/s/ David N. Dungan	Chief Operating Officer and Director	June 19, 2020
David N. Dungan

/s/ Richard Hamlin	Director	June 19, 2020
Richard Hamlin

/s/ John R. Harris	Director	June 19, 2020
John R. Harris

/s/ Robert A. Rivero	Director	June 19, 2020
Robert A. Rivero

/s/ Alan T.G. Wix	Director	June 19, 2020
Alan T.G. Wix